EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 18th day of July, 2001, by and among Equity Securities Investments, Inc., a Minnesota corporation (the "Company"), Realco, Inc., a New Mexico corporation (the "Guarantor"), and Marc H. Kozberg (the "Employee").


                                    RECITALS

         A. The Company is primarily engaged in the business of financial and investment services and banking.

         B. The Company desires to employ the Employee in the capacity of President of the Company's to-be-formed wholly-owned affiliate entity, Equity Investment Advisors, Inc. ("EIA").

         C. The Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment; Term.

                  (a) The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein.

                  (b) Subject to the termination and change of control provisions set forth in Sections 5 and 6 hereof, the term of the Employee's employment with the Company pursuant to this Agreement shall commence on the date hereof and shall continue until June 30, 2003 (the "Expiration Date").

         2. Nature of Employment.

                  (a) Position and Duties. The Employee shall serve the Company as President of EIA, accountable to the Chairman and President of the Company, respectively, or their designees. The Employee shall have such duties and responsibilities related to the activities of EIA as directed from time to time by the Chairman and President of the Company, respectively, or such persons designated by each of them. In particular, the Employee shall seek to develop undervalued investment ideas and will endeavor, in cooperation with and with the assistance of other Company executives and personnel, to: (1) create and manage a private equity fund; (2) create and manage various advisory accounts/funds; and (3) work on other mutually acceptable projects that are identified by the Employee and the Company. In performing his duties, the Employee shall travel to such places and at such times as shall be necessary for the performance of his duties hereunder.

                  (b) Commitment. During the term of this Agreement, the Employee shall be employed by the Company full-time and shall devote his entire working time to the business and affairs of the Company. The Employee agrees that he will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement that are in conflict with the best interests of the Company; provided, however, that the Company acknowledges that the Employee is a director of Cone Mills, Inc. and that performance of his duties as director will require some time during business hours from time to time and provided, further, that the Company acknowledges that Employee is being hired in a management capacity and not in the capacity of a registered representative to engage in the retail brokerage business and that nevertheless the Company agrees that during business hours the Employee may provide investment brokerage services for retail and institutional clients.

         3. Compensation and Assistance and Equipment. The Company agrees to compensate Employee pursuant to the terms of Employment Term Sheet attached hereto (the "Employment Term Sheet") and executed by Employee, the Company and the Guarantor. The Guarantor agrees to be responsible for payment and performance of any obligations of the Company pursuant to this Agreement related to compensation of the Employee in the event that the Company is incapable of performing such obligations. The Company also agrees to provide the Employee with the assistance and equipment outlined in the Employment Term Sheet.

         4. Other Offices. The Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or as a director of the Company or of any subsidiaries from time to time established by the Company or its affiliates.

         5. Early Termination.

                  (a) Death. The Employee's employment hereunder shall terminate upon his death.

                  (b) Termination by the Company for Cause. The Company may terminate the Employee's employment hereunder for Cause at any time. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon a determination by the Company that the Employee has (i) failed to repeatedly and consistently perform his duties hereunder, or (ii) engaged in criminal acts, acts involving fraud or dishonesty, or an act of serious misconduct that is injurious to the Company or its reputation, or (iii) violated any of the provisions of this Agreement.

                  (c) Termination by the Company in the Event of Disability. The Company may terminate the Employee's employment hereunder if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder or unable to perform his duties on a full-time basis for ninety (90) days in any six (6) month period.

                  (d) Notice of Termination. Any termination by the Company shall be communicated by written notice to the Employee.


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


         6. Change of Control. In the event that either Edward S. Adams or Laurence S. Zipkin leave the Company, voluntarily or involuntarily, or are no longer employed by the Company in any capacity or the Company is sold to another party or another entity (other than Guarantor) acquires a majority stake in the Company (defined as a "Change of Control"), Employee shall have the option to either continue his employment, or to resign, in which event he shall be entitled to receive those payments due and owing to him consistent with Section 7 hereof.

         7. Effect of Termination or Change of Control; Severance.

                  (a) Termination Without Cause.

                           (i) If the Company shall terminate the Employee's employment without Cause or a Change of Control shall occur, then the Employee shall be entitled to receive continued payment of Employee's salary then in effect pursuant to the Employment Term Sheet for a period of time ending twelve (12) months after the date of delivery of the notice of termination or for the remaining term of this Agreement, whichever period is less (the "Severance Period"). Such payments shall be payable in installments (less applicable federal, state or social security withholding taxes) at the same time and in the same amounts as the Employee's salary was customarily paid by the Company.

                           (ii) The Company may, in its sole discretion, terminate the Employee's duties and responsibilities at the Company at any time following delivery of the notice of termination; provided, however, that such termination shall not affect the Employee's right to receive continued payments of salary during the Severance Period.

                  (b) Termination Upon Death or Disability or For Cause. If the Company shall terminate the Employee's employment hereunder as a result of the Employee's death or disability, or for Cause, the Employee's right to receive payments of salary or any other compensation or benefits pursuant to the Employment Term Sheet shall cease immediately upon the effective date of such termination.

         8. Unauthorized Disclosure and Use.

                  (a) Definition of Confidential Information. As used herein, the term "Confidential Information" shall mean ideas, information, knowledge and discoveries, whether or not patentable, that are not generally known in the trade or industry and about which the Employee has knowledge as a result of his employment by the Company, including but not limited to, the Company's trade secrets, product specifications, methods, equipment, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, development programs, sale methods, customer lists, customer usages and requirements, computer programs and other confidential technical or business information and data. Confidential Information shall not include any information (i) that is in the public domain by means other than disclosure by the Employee or (ii) any information


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


rightfully obtained by the Employee from a third party without restriction and without breach of this Agreement or any other confidentiality agreement under which such third party is bound.

                  (b) Fiduciary Duty. The Employee acknowledges that, as an employee of the Company, the Employee has a fiduciary obligation to act in the Company's best interests, and that, as and when the Employee's employment with the Company ends, he will continue to have a fiduciary duty to not engage in unfair conduct which would damage the Company by wrongfully interfering with its business.

                  (c) Unauthorized Disclosure. The Employee shall not, without the written consent of the Chairman and President, respectively, of the Company, use for his own benefit or account or disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as a key manager of the Company, any Confidential Information obtained by him while in the employ of the Company, except as may be required in connection with any judicial or administrative proceeding or inquiry. The Employee acknowledges and agrees that all Confidential Information obtained by the Employee in the course of performing the Employee's obligations hereunder shall be deemed to have been received by the Employee as a fiduciary of the Company.

                  (d) Return of Information. Immediately upon termination, the Employee shall deliver to the Company the original and all copies of all documents, records and property of any nature whatsoever that are in the Employee's possession or control and that are the property of the Company or that relate to the business activities, facilities or customers of the Company, including any records, documents or property created by the Employee.

         9. Non-Competition.

                  (a) Covenant Not To Compete. During the period of his employment hereunder or during such period when Employee is being paid by the Company pursuant to Section 7(a) hereof, the Employee shall not, without the written consent of the Chairman and President of the Company, respectively, or a person authorized thereby, directly or indirectly:

                           (i) Participate in or assist in, the ownership, management, operation or control, nor have any beneficial interest in more than five percent (5%) of the equity, of any corporation, partnership, association or other person or entity that directly competes or is planning to directly compete with the Company within the United States;

                           (ii) Undertake any business with or solicit business from (whether for the Employee's own account or for the account of another person or entity) any person or business that is or was an account, customer or client of the Company with whom the Employee or his subordinates has dealt in the twelve (12) months immediately prior to the termination of his employment;

                           (iii) Offer employment to or employ or offer or conclude any contract for services with any employee of the Company who all have been employed at any time


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


         during the twelve (12) months immediately prior to the termination of the Employee's employment and who has been employed to sell the products or services of the Company to its customers;

                           (iv) Solicit, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company (whether such departure would be in breach of the employee's contract of employment or not); or

                           (v) Engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act that adversely affects the Company's business.

                  (b) Acknowledgements. Recognizing the specialized nature of the Company's business, the confidential information and trade secrets learned by the Employee through his employment with Employer and the competition that the Company faces in its business, Employer hereby acknowledges that the terms of this covenant not to compete are reasonable.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:

                  Marc H. Kozberg
                  738 Drill Lane Circle
                  Hopkins, MN 55305
                  Facsimile: (952) 933-0611

                  With a copy to the Employee's attorney:

                  Jerome B. Simon
                  Maslon Edelman Borman & Brand, L.L.P.
                  3300 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, MN 55402
                  Facsimile: (612) 672-8397

                  If to the Company:

                  Edward S. Adams
                  Equity Securities Investments, Inc.
                  701 Xenia Avenue South
                  Suite 130
                  Golden Valley, MN 55416
                  Facsimile: (763) 923-2267


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


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Miscellaneous.

                  (a) Amendment. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee, the Company and the Guarantor.

                  (b) No Waiver. No waiver by any party hereto at any time of any breach by the any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  (c) Merger Clause. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that are not set forth expressly in this Agreement. This Agreement supersedes any prior agreements with respect to the subject matter hereof.

                  (d) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

                  (e) Severability. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, the parties agree that said invalidity or unenforceability shall not affect the other provisions of this Agreement, and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect, and any court of competent jurisdiction may so modify or amend the objectionable provision so as to make it valid, reasonable and enforceable.

                  (f) Successors; Binding Agreement. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (g) Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed original.

                  (h) Recitals. The Company, the Guarantor, and the Employee acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct and constitute a part of this Agreement.

                  (i) Remedies. The Company, the Guarantor, and the Employee agree that the provisions and restrictions contained in this Agreement are necessary to protect the legitimate continuing interests of the Company, and that any violation or breach of those provisions will


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


result in irreparable injury to the Company for which a remedy at law would be inadequate and that, in addition to any relief at law that may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Agreement.

                  (j) Headings. The headings contained herein are for reference only and shall not affect the meaning or interpretation of this Agreement.

                  (k) Assignment of Agreement. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to an affiliate.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                             EQUITY SECURITIES INVESTMENTS, INC.

                                             By:       /s/ Laurence S. Zipkin
                                                   -----------------------------
                                             Title:    Vice President
                                                    ----------------------------

                                             REALCO, INC.

                                             By:       /s/ Laurence S. Zipkin
                                                   -----------------------------
                                             Title:    Chairman
                                                    ----------------------------

                                             MARC H. KOZBERG

                                                 /s/ Marc H. Kozberg
                                             -----------------------------------

                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

This is an AMENDMENT TO THE EMPLOYMENT AGREEMENT made as of the 18th day of July, 2001, by and among Equity Securities Investments, Inc., a Minnesota corporation (the "Company"), Realco, Inc., a New Mexico corporation (the "Guarantor"), and Marc H. Kozberg (the "Employee") (the "Employment Agreement"--a copy of which is attached hereto) and is entered into as of December 10, 2001 by and among the Parties.


                                    RECITALS

         A. The Company desires to continue to employ the Employee in an executive capacity at Equity Investment Advisors, Inc. ("EIA").

         B. The Employee desires to continue to be employed by the Company upon the terms and conditions set forth in the Employment Agreement.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                         Extension of Employment; Term.
                         -----------------------------

                  (l) Consistent with the provisions of the Employment Agreement, the Company hereby agrees to extend the employment term of the Employee, and the Employee hereby agrees to such extension, under the same terms and conditions as set forth in the Employment Agreement.

                  (m) Subject to the termination and change of control provisions set forth in Sections 5 and 6 of the Employment Agreement, the term of the Employee's employment with the Company pursuant to the Employment Agreement shall continue until December 31, 2004.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement on the date and year first above written.

                                             EQUITY SECURITIES INVESTMENTS, INC.

                                             By:       /s/ Laurence S. Zipkin
                                                   -----------------------------
                                             Title:    Vice President
                                                    ----------------------------

                                             REALCO, INC.

                                             By:       /s/ Laurence S. Zipkin
                                                   -----------------------------
                                             Title:    Chairman
                                                    ----------------------------

                                             MARC H. KOZBERG

                                                 /s/ Marc H. Kozberg
                                             -----------------------------------


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